Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. POSTPONES SPECIAL MEETING
UNTIL DECEMBER 1, 2011

VERO BEACH, FL – Oct. 28, 2011 -- ARMOUR Residential REIT, Inc. (NYSE: "ARR" and NYSE Amex: "ARR.WS") (“ARMOUR” or the “Company”) today announced that its Special Meeting of Stockholders, which was scheduled to be held on Tuesday, November 1, 2011, has been postponed until Thursday, December 1, 2011.  The record date for the postponed Special Meeting remains August 18, 2011 and the Special Meeting will be held on Thursday, December 1, 2011 at 12:30 p.m. at the Holiday Inn Oceanside, 3384 Ocean Drive, Vero Beach, Florida  32963.

Although over 94% of the votes cast to date have voted FOR the proposal to broaden ARMOUR's investment class at the Special Meeting, ARMOUR has not received the required affirmative vote of the majority of its issued and outstanding shares.  ARMOUR has therefore postponed the Special Meeting to provide stockholders additional time to vote their shares.

ARMOUR's Board of Directors has recommended a vote FOR the proposal.  ISS and Glass Lewis, the two leading independent proxy advisors, have each recommended a vote FOR the proposal.

ARMOUR's charter currently allows it to invest only in securities issued or guaranteed by a U.S. Government-chartered entity.  Based on recent federal legislative and regulatory developments, it appears clear that the role of the Government Sponsored Entities will change in the future.  While ARMOUR is committed to investing in Agency Securities for as long as appropriate supply and pricing exist, ARMOUR's Board of Directors is concerned that ARMOUR's existing investment asset class restriction might leave it with restricted investment options.  As a result, ARMOUR's Board of Directors is seeking stockholder approval to broaden its investment asset class.

ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities, or RMBS, issued or guaranteed by U.S. Government-chartered entities.    ARMOUR is externally managed and advised by ARMOUR Residential Management LLC (“ARRM” or “ARRM LLC”).  ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Internal Revenue Code for U.S. federal income tax purposes.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission ("SEC").  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

INVESTOR CONTACT:
ARMOUR Residential REIT, Inc.
Jeffrey Zimmer, (772) 617-4340
Co-Chief Executive Officer, President and Vice Chairman
investors@armourreit.com